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                                                                     EXHIBIT (p)



                                POWER OF ATTORNEY


         We, the undersigned Trustees and/or officers of The Empire Builder Tax Free Bond Fund (the "Fund"), an open-ended, non-diversified, management investment company, organized as a Massachusetts business trust, do hereby constitute and appoint George Stevens, Esq., James Smith, Gary Tenkman, Georgette L. Horton and John Loder, Esq. and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Fund to comply with:

         (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of beneficial interest of the Fund to be offered by the Fund;

         (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

         (iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Fund and with the registration under state securities laws of shares of beneficial interest of the Fund to be offered by the Fund;

         including specifically but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Trustee or officer in his or her behalf as such Trustee or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned place their hands as of the 1st day of June, 1999.


         /s/ Seth M. Glickenhaus                  /s/Edward Falkenberg
         ----------------------------------       ------------------------
         Seth M. Glickenhaus                      Edward Falkenberg
         Trustee, Chairman of the Board and       Trustee
         President of the Fund

         /s/ Edward A. Kuczmarski                 /s/ Elizabeth A. Newell
         ----------------------------------       ------------------------
         Edward A. Kuczmarski                     Elizabeth A. Newell
         Trustee                                  Trustee

         /s/ John P. Steines                      /s/ Gary Tenkman
         ----------------------------------       ------------------------
         John P. Steines                          Gary Tenkman
         Trustee                                  Assistant Treasurer